                                                                    EXHIBIT 23.2



                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To Discreet Logic Inc.:

We have audited the accompanying consolidated balance sheet of Discreet Logic Inc. (a Quebec corporation) and subsidiaries, at December 31, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the twelve months ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada, which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Discreet Logic Inc. and subsidiaries as at December 31, 1998, and the results of their operations and their cash flows for the twelve months ended December 31, 1998, in accordance with generally accepted accounting principles in the United States of America.

                                                           Arthur Andersen & Cie
                                                           Chartered Accountants
                                                           General Partnership
March 10, 1999
(except with respect to the matters discussed in Note 20, as to which the date is March 16, 1999.)